PARSONS/BURNETT/BJORDAHL LLP

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ATTORNEYS

James B. Parsons

jparsons@pblaw.biz

December 17, 2009

Board of Directors

Cellcyte Genetics Corp.

To Whom it May Concern:

In my capacity as counsel for Cellcyte Genetics Corp.. ("Cellcyte"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum 46,000,000 shares of common stock pursuant to the Stock Incentive Plan for Employees Consultants as set out and described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") filed April 7, 2009, and revised December 17, 2009. I have also participated in the preparation and filing of the Registration Statements.

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

1.

The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

2.

The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

3.

The maximum of 46,000,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Very truly yours.

PARSONS/BURNETT/BJORDAHL, LLP

/s/ James B. Parsons

James B. Parsons

JBP:aqs

Suite 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA  98004 • T (425) 451-8036  • F (425) 451-8568 • www.pblaw.biz

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